UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1−K

ANNUAL REPORT PURSUANT TO REGULATION A

OF THE SECURITIES ACT OF 1933

For the fiscal year ended March 31, 2022

ASI Aviation, Inc.

(Exact name of issuer as specified in its charter)

Nevada	81-1014003
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 550, Reston, Virginia 20190-5667

(Full mailing address of principal executive offices)

(703) 904-4315

(Issuer’s telephone number, including area code)

Common Stock

Title of each class of securities issued pursuant to Regulation A

Except as otherwise indicated by the context and for the purposes of this report only, references in this report to “we,” “us,” “our” or “our company” refer to ASI Aviation, Inc., a Nevada corporation.

Special Note Regarding Forward Looking Statements

Certain information contained in this report includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about our company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to our company and our management and our interpretation of what is believed to be significant factors affecting the businesses, including many assumptions regarding future events.

Forward-looking statements are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Item 1. Business — Risk Factors” below, and matters described in this report generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this report will in fact occur.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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ITEM 1.	BUSINESS

Our Company

Business Overview

The Company was incorporated under the laws of the State of Nevada on December 29, 2015. We are a developmental stage company principally involved in the business of developing our aircraft and aircraft spare parts sales and leasing business, and developing our aviation consultancy services. For the fiscal years ended March 31, 2022 (“FY 22”) and 2021 (“FY 21”), we did not generate any revenues. We had a stockholder’s deficit of $15,984 at March 31, 2022.

We plan to provide the following core aviation business services:

●	Leasing and Sales - We plan to offer aircraft, aircraft engines and aircraft spare parts leasing and sales, and related support functions and to represent various parties as brokers, providing search and procurement services with respect to various types of commercial aircraft.

●	Aviation Consultancy - We plan to provide consulting services to domestic, commercial vendors and governments including airline market analysis, selection of airline management teams, airline financial projections, selection of aircraft, aircraft purchase or leasing recommendations, and preparation and processing US government procurement solicitations.

●	On-Site Maintenance and Operational Support - We plan to provide recommendation in the hiring and training of personnel needed to support aircraft maintenance operations and spare parts inventory, maintenance of aircraft records, and flight crew hiring and training.

●	Aircraft Charter and Ferry Services – We plan to arrange for passenger air transportation with existing certificated air carrier(s) with aircraft charter services provided on an hourly, monthly or yearly basis, and to arrange for flight crews for the movement of aircraft from point of origin to final destination, for governments, and domestic, commercial vendors.

We expect to generate future revenue from our aviation consultancy services and aircraft, aircraft spare parts and aircraft engine sales and leasing. Our management has developed relationships with existing air carriers and companies operating government contracts with the U.S. Department of Defense, U.S. Marshals Service and the Department of Homeland Security. The Company hopes to be able to harness those relationships its team has already cultivated in order to allow its management consulting services to gain traction. The Company has developed a capability and strategy in the leasing and buying of aircraft to support businesses on commercial or government contracts requiring dry (aircraft only) or wet (aircraft with crew, maintenance services and insurance) aircraft lease operations.

Our Corporate History and Background

We were incorporated under the laws of the State of Nevada on December 29, 2015. The fiscal year-end of the Company is March 31. The Company is a development stage company focused on developing our aviation management consulting services and aircraft, aircraft engines and aircraft spare parts leasing and sales.

Prior to 2019, we generated revenues through the provision of IT business development consulting services on a contractual basis to private companies operating in the federal government sector. We no longer provide those services

In 2019, we engaged Glendale Securities, Inc., a Securities and Exchange Commission registered and FINRA member broker-dealer, as our market maker and, through an application to FINRA, our common stock was approved for quotation on the OTC Markets Group Inc. Pink Tier under the symbol “ASAV.” There can be no assurance, however, that an active trading market will ever develop in our common stock.

We are an emerging growth company under the JOBS Act.

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Corporate Information

Our principal office is located at 11921 Freedom Drive, Suite 550, Reston, VA 20190-5667. Our telephone number is (703) 904-4315. We maintain a website at www.asi-aviation.com. Information available on our website is not incorporated by reference in and is not deemed a part of this annual report.

The Market

The demand for new aircraft is being driven by the global demand for additional passenger and cargo capacity, which is closely tied to the GDP of both developed and emerging markets. In order to support this growth, the market for aircraft operating leases, and thus aircraft lessors, is becoming an increasingly important part of the aviation industry. Due to the impact of the ongoing, worldwide COVID-19 pandemic, however, global growth in the aviation industry has been significantly negatively affected and, although it appears that the severity and impact of the COVID-19 pandemic is beginning to recede, there is no way to gauge the long-term effect of the pandemic on the aviation industry at this time.

According to Boeing’s report titled “Commercial Market Outlook 2021 to 2040,” aircraft leasing is again expected to grow in both size and importance. In this report, Boeing has estimated that the number of commercial aircraft will increase from 22,510 planes in 2015 to more than 49,405 by 2040. According to the Boeing report, the global market for commercial aircraft in terms of owned or leased asset portfolio value is projected to reach US$9.54 billion by 2040. Now, that the COVID-19 pandemic is winding down, it looks as if, based on ongoing and historical industry projections, in the coming years the aviation industry will return to its historical growth patterns.

Our Growth Strategy

We plan to become a leading service provider in the aviation industry by pursuing the following objectives:

●	Core Aviation Business Development: We plan to build out our core business of aviation consultancy services; aircraft, aircraft engine and spare parts sales and leasing; and onsite maintenance and operational support. We also expect to develop capabilities in the aircraft charter and ferry service businesses.

●	Government Contracts: We plan to bid on various federal and state contracts for aviation services as a small business. There are opportunities set aside annually for small businesses by the U.S. federal government and by state governments. The Company would be positioned as one of only several smaller businesses in this industry, and thus would have a real chance of winning contracts as a result of its size and industry experience. We can give no assurances, of course, that we would be successful in bidding for any of these contracts.

●	International Opportunities: We plan to explore opportunities to do business in the Middle East, South Asia, Africa, and Eastern Europe.

●	Asset Acquisitions: We may develop our business capabilities through the acquisition of aircraft related assets such as aircraft engines and spare parts inventories, either individually or through the acquisition of all or substantially all of the assets or businesses of one or more synergistic companies operating in the aviation industry. As of the date hereof we have not identified any potential acquisitions.

Industry Overview

The COVID-19 Impact:

Before the global COVID-19 pandemic hit, the aviation industry had anticipated high passenger volume and aircraft fleet growth over the next decade. Over the past two years, however, with the arrival of the COVID-19 pandemic, the aviation industry entered a new environment where operating fleet capacities were drastically reduced and passenger demand declined precipitously. During the peak period of the COVID-19 pandemic, privately operated airports and related service companies faced difficulties in keeping costs down during a period when there was negligible revenue generation. The uncertain nature of the coronavirus pandemic severely marred passenger confidence, Weak passenger confidence in travel and declining economic conditions among many countries negatively impacted the total number of passengers travelling, in both the domestic and international segments. Although the severe effects of the COVID-19 pandemic seem to be lessening, with multiple coronavirus variants continuing to surface in various locations around the globe, we expect that it will take a number of years for passenger confidence and travel numbers to return to pre-pandemic levels. With expect uncertain economic conditions to remain for the foreseeable future, we believe that it will take time for the aviation industry to rebuild following the post COVID-19 crisis.

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Aviation Industry:

The aviation industry supports the transportation of passengers and freight globally. Demand for key aviation assets, primarily commercial aircraft and jet engines, is tied to the underlying demand for passenger and freight movement. Commercial air travel and air freight activity have historically been long-term growth sectors, broadly correlated with world economic activity and expanding at a rate of one to two times the rate of global GDP growth. According to Boeing, as reported prior to start of the COVID-19 pandemic, global demand for passenger traffic was growing at an average annual rate of 4.7%, outpacing global GDP of 2.8% in the same period. According to Boeing’s new, post-COVID-19 Commercial Market Outlook 20121-2040, the number of commercial aircraft will increase from 22,510 planes in 2015 to more than 49,405 by 2040. According to the Boeing report, the global market for commercial aircraft in terms of owned or leased asset portfolio value is projected to reach US$9.54 billion by 2040.

Aircraft Leasing:

Due to the cost of aircraft acquisitions, aircraft financing complexities and airlines’ need for fleet flexibility, the role of operating lessors has grown significantly over the past twenty years. Historically, airlines owned 100% of the fleet which they operated and acquisitions were financed through traditional loans and bank debt that was collateralized with the assets themselves. Over time, however, as airlines consolidated and grew in fleet size, the need for non-traditional financing sources drove the emergence of operating leases. As a result of this, operators are now able to quickly grow a fleet while carrying fewer assets on their balance sheets. With the COVID-19 pandemic winding down, numerous airline operators have returned to pre-pandemic flight schedules with increasing numbers of aircraft returning to operation. With a return of passenger confidence, some airlines are now experiencing a shortage of flight crews and flight attendants causing some flight disruption and we expect these new conditions will continue until at least late 2022.

Commercial Aircraft Maintenance, Repair & Overhaul (MRO) Industry:

The commercial aircraft MRO market is a vital part of the commercial air transport industry. MRO is required to ensure that passenger and cargo carrying aircraft are maintained in conditions of airworthiness as defined by strict international and national regulations, which are regulated by civil aviation authorities.

The global commercial aircraft MRO market, pre-COVID-19, was worth $64.3 billion in 2015, according to IFC International 2016 MRO Forecast, with expected growth to $96 billion in 2025. Over the next decade, the sector was expected to experience moderate growth, driven by the rising volume of air traffic but offset by factors such as continuing financial pressures faced by airlines. However, due to the COVID-19 pandemic, there was no growth in the MRO market in 2020 and 2021 and many MROs have struggled to survive this period with some going out of business.

Demand for maintenance and repair services is driven by air transportation activity and the size and age of aircraft fleets. The profitability of individual companies depends on efficient operations. Large companies have an advantage in their ability to serve major customers and enjoy economies of scale in parts purchasing. Small companies can compete effectively by serving local markets and smaller customers.

Proposed Operations

Core Aviation Business Development

We plan to develop our core business of aviation consultancy services; aircraft, aircraft engine and spare parts sales and leasing; and onsite maintenance and operational support to fill important needs in the fragmented aircraft spare parts marketplace. We intend to build our company to create the business advantages set forth below and to provide a superior level of support to equipment or airline operators through proprietary technological enhancements.

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We expect that our spare parts business should create various opportunities for potential revenue streams through multiple support options, which may include any or all of the following:

●	Sales and exchange of rotable parts inventory;

●	Sales of expendables (lighting, hoses, batteries, hardware, etc.);

●	Sales of consumable product lines (lubricants, fluids, adhesives, sealants, etc.);

●	Complete support of hazardous material supplies;

●	OEM warranty support centers and distributorship opportunities;

●	Substantial outlet for existing airline spare inventory;

●	Full wheel and brake supply center;

●	Support in aircraft tooling requests; and

●	Co-operative access to exchange pools of inventory.

Additionally, we expect that a successful completion of the 2022 Regulation A offering (defined below) will   enable the development of our core business and the generation of revenue through internal growth and the possible acquisition of significant value added assets or an industry related business. A successful completion of 2022 Regulation A offering should enable us to operate with the following advantages:

●	Ability to provide immediate needs fulfillment for grounded aircraft;

●	Elimination of costly Aircraft On Ground (“AOG”) material shipping;

●	Reduction of risks involved with moving critically needed materials;

●	Elimination of AOG Hazardous Material shipping;

●	Ability to provide vertical supply chain support; and

●	Increased operational efficiencies.

Government Contracts

The Company also plans to bid on various federal and state contracts for aviation services as a small business. There are opportunities set aside annually for small businesses by the U.S. federal government and by state governments. These larger opportunities typically have small business sub-contracting plan requirements as a mandate for bidding. The Company would be positioned as one of only several smaller businesses in this industry, and thus would have a real chance of winning those contracts as a result of its size and industry experience.

Opportunities in India

Prior to the onset of the COVID-19 pandemic, India had been one of the fastest growing aviation markets in the world. In response to this growing aviation market, several new airlines had been established in India, including Air Asia India, Air Costa, Vistara Airlines, and Air Pegasus. Although we cannot estimate what the long term impact will be on the aviation market in India as a result of the COVID-19 pandemic, we plan to continue to explore the opportunities for sales and leasing of aircraft and spare parts in India. We had previously established a base in India’s capital, and we expect to be rededicating our business development efforts in India if and when we have the financial resources to do so.

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Marketing Strategy

The Company plans to implement strategic marketing campaigns focused on brand name recognition. Advertising campaigns will generally focus on print and web, utilizing aviation industry publications. Although other means of advertising will also be considered and implemented, these forms of advertising have been identified as being the most effective means for reaching potential clients in our target markets. The company has created a website as a means of advertising and as an electronic brochure for generating leads and increasing market awareness.

Competition

The market for our products and services is extremely competitive, and we face competition from a number of sources. Our competitors include aircraft service companies and other companies providing MRO services, as well as aircraft manufacturers and other companies involved in aircraft and parts sales and leasing. We believe that our experienced staff, scope of services, small business focus, availability of parts, and focus on customer service increase the competitiveness of our business. Most of our competitors, however, have substantially greater financial and other resources than are available to us. We cannot assure anyone that competitive pressures will not materially adversely affect our business, financial conditions or results of operations or that we will ever attain any competitive position within our market.

Government Regulation

The air transportation industry is highly regulated. Because we do not operate aircraft, we generally are not directly subject to most of these laws, such as regulations of the U.S. Department of Transportation and the FAA or their counterpart organizations in foreign countries regarding the operation of aircraft for public transportation of passengers and property. However, we are subject to government regulation in a number of respects. In addition, potential buyers and lessees of our aircrafts and parts are subject to extensive regulation under the laws of the jurisdiction in which they are registered or under which they operate. These laws govern, among other things, the registration, operation, maintenance and condition of aircraft.

Most of our aircraft will be registered in the jurisdictions in which the lessees of our aircraft are certified as air operators. Each aircraft registered to fly must have a Certificate of Airworthiness, which is a certificate demonstrating the aircraft’s compliance with applicable government rules and regulations and that the aircraft is considered airworthy, or a ferry flight permit, which is authorization to operate an aircraft on a specific route. Our lessees will be obligated to maintain Certificates of Airworthiness for the aircraft they lease from us.

We are also subject to the regulatory authority of the U.S. Department of Treasury and the U.S. Department of Commerce to the extent such authority relates to the export of aircraft for lease or sale. Also, the U.S. Department of Treasury and the U.S. Department of Commerce (through the OFAC), impose restrictions on the operation of U.S. goods, such as aircraft and engines, to and in sanctioned countries, as well as on the ability of U.S. companies and persons to conduct business with entities and individuals in those countries or on any restricted parties lists.

Environmental Laws

We are subject to a variety of federal, state and local environmental laws and regulations, including those that govern health and safety requirements, the discharge of pollutants into the air or water, the management and disposal of hazardous substances and wastes and the responsibility to investigate and clean-up contaminated sites that are or were owned, leased, operated or used by us or our predecessors. Some of these laws and regulations may require us to obtain permits, which contain terms and conditions that impose limitations on our ability to emit and discharge hazardous materials into the environment and may be periodically subject to modification, renewal and revocation by issuing authorities. Fines and penalties may be imposed for non-compliance with applicable environmental laws and regulations and the failure to have or to comply with the terms and conditions of required permits. We intend to comply with these laws and regulations.

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Intellectual Property

At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

Description of Property

Currently, our principal executive offices are located at 11921 Freedom Drive, Suite 550, Reston, VA 22190. The company leases the office space from Regus, Inc. for $1,468 per month. The lease is on a month-to-month term and renews automatically.

Assuming sufficient funds are raised from the 2022 Regulation A offering, the company plans to extend the lease agreement for a longer period.

Legal Proceedings

We are not a party to any pending legal proceedings. In the future, we may from time to time, become involved in various legal proceedings. We believe that all such litigation is routine in nature and incidental to the conduct of our business, and we believe that no such litigation will have a material adverse effect on our financial condition, cash flows or results of operations.

Employees

As of March 31, 2022 we had a total of four employees, two of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Operations	1
Sales and Marketing	1
Total	2

None of our employees belongs to a union or is a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

Historical Events

On February 10, 2020, We, Jet X Aerospace LLC (“Jet X”) and the members of Jet X entered into an asset purchase agreement (the “Agreement”) pursuant to which we had agreed to acquire, subject to certain conditions, substantially all of the assets of Jet X. The Agreement was extended by mutual consent of the parties four times, extending the closing date to December 31, 2021. There were no further amendments to the Agreement and it expired on December 31, 2021.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Form 1-K, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The COVID-19 pandemic has had, and we expect will continue to have, certain negative impacts on our industry, and such impacts may have a material adverse effect on our future results of operations, financial condition, cash flows and stock price.

On January 30, 2020, the World Health Organization declared the COVID-19, or the coronavirus, outbreak in China a public health emergency of international concern. In recent months, the coronavirus pandemic has spread throughout the world. Given the high public health risks associated with the disease, governments around the world have imposed various degrees of travel and gathering restrictions and other quarantine measures. The coronavirus outbreak is currently having an indeterminable adverse impact on the global economy.

The coronavirus has a particular adverse impact on the international airline industry. The outbreak in China and throughout the world since December 2019 has led to a precipitous decrease in the number of daily departures and arrivals for domestic and international flights. According to the International Air Transport Association (IATA) Airlines Financial Monitor dated April – May 2020, air passenger demand posted its largest decline on record in April 2020 due to the widespread lockdowns and border closures and the passenger load factor declined by 41% versus last year. As a result in this drastic drop in passenger demand, operating airline fleet capacities have been drastically reduced as most, if not all, commercial airlines have grounded considerable portions of their fleets.

As a pre-revenue, development stage company, the ongoing COVID-19 pandemic has not materially adversely affected our financial condition or results of operations through our year ended March 31, 2022. However, the ongoing and continuing effects of the COVID-19 pandemic could make it extremely difficult for us to develop our business in the future, and, in particular, it may hamper or our ability or prevent us from completing any acquisitions and our ability to raise additional capital under this Regulation A offering. The extent to which COVID-19 may adversely impact our planned business depends on future developments, the severity and duration of the pandemic and the effectiveness of actions taken globally to contain or mitigate its effects, all of which are highly uncertain and unpredictable.

Given the uncertainty of the outbreak, the spread of the coronavirus may be prolonged and worsened. If this outbreak persists, commercial activities throughout the world could be curtailed with decreased consumer spending, business operation disruptions, interrupted supply chain, difficulties in travel, and reduced workforces. The duration and intensity of disruptions resulting from the epidemic is uncertain. It is unclear as to when the outbreak will be contained, and we also cannot predict if the impact will be short-lived or long-lasting. The extent to which the coronavirus impacts our operations and financial results will depend on its future developments. If the coronavirus outbreak is not effectively controlled in a short period of time, our business operation, financial condition and stock price may be materially and adversely affected as a result of a slowdown in economic growth, a contraction in the airline sector, depressed customer demand, operation disruptions or other factors that we cannot foresee.

Our company is in the development stage and has a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

Our company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. The limited operating history of our business may make it difficult to accurately evaluate the business and predict its future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had a longer operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, and the size and nature of our market opportunity will change as we scale our business and increase deployment of our service. If we do not address any of the foregoing risks successfully, our business will be harmed.

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Our having generated no revenues from our core business operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

For the fiscal years ended March 31, 2022 and 2021, we did not generate any revenues and, as of March 31, 2022, we had a stockholder’s deficit of $15,984. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raises substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Nevada Corporations Code against all expense, liability, and loss, including attorney’s fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the action, suit or proceeding, whether civil or criminal, administrative or investigative is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company’s assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder is against public policy and therefore unenforceable.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities.

There is no minimum dollar amount that the Company must raise in the 2022 Regulation A offering, thus investors purchasing our securities might own stock of a company that has insufficient funding to conduct planned operations.

In order to implement the Company’s plan of operations for the next twelve (12) month period, we require a minimum of $500,000 of funding from the 2022 Regulation A. We anticipate that after the initial twelve (12) month period we may need additional financing. If the Company is unable to successfully find clients, we may quickly use up the proceeds from the 2022 Regulation A offering and will need to find alternative sources of operating capital. If we need additional cash and cannot raise it on acceptable terms, we will either have to suspend operations until we do raise the cash or cease operations entirely.

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Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that result in more expenses than originally estimated. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be at least $50,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Market, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Market. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available making it increasingly difficult to sell their stock.

The airline industry faces specific problems that may adversely affect our financial performance.

Problems in the airline industry could adversely affect our business. Since our customers will consist primarily of passenger and cargo air carriers and aircraft leasing companies, the threat of terrorist activities continues to adversely impact the airline industry and consequently may adversely impact our business. However, it does affect our business to a much lesser extent than it affects other firms that rely heavily on major airlines for business. When economic factors adversely affect the airline industry, they tend to reduce the overall demand for maintenance, repair, and leasing services, causing downward pressure on pricing and increasing the credit risks associated with doing business with airlines. We cannot assure you that economic and other factors, which may affect the airline industry, will not adversely impact our business, financial condition or results of operations. Such adverse effects in the airline industry, can also adversely affect our aircraft parts sales business. Any event or occurrence that adversely impacts the aircraft maintenance industry will also adversely impact the aircraft parts sales industry because aircraft parts sales are directly related to the demand for maintenance of aircraft.

The continued threat of terrorist actions may result in less demand for public and private aviation and, as a result, our revenue may be adversely affected and we may not be able to continue successful operations.

Terrorist actions involving public and private aircraft may have a significant adverse impact on us. As a result of these actions, individuals and corporate customers may cease using private or public aircraft as a means of transportation or reduce their use of such aircraft, or we could become subject to burdensome regulations that would have an adverse effect on our results of operations. In either event, we may be unable to generate sales and may be unable to build any viable operations.

Our business is susceptible to liability claims.

Our business will expose us to possible claims for personal injury or death which may result if we were negligent in providing faulty parts to an airplane or repairing an airplane. We cannot assure you that claims will not arise in the future or that our insurance coverage will be adequate to protect us in all circumstances. Additionally, we cannot assure you that we will be able to maintain adequate insurance coverages in the future at an acceptable cost. Any possible liability claims not covered by adequate insurance could materially adversely affect our business, financial condition or results of operations.

The aviation industry is subject to heavy government regulation.

The aviation industry is highly regulated by the Federal Aviation Administration, or FAA, in the United States and by similar agencies in other countries. We may be required to become certified by the FAA, and in some cases authorized by the original equipment manufacturers, in order to repair aircraft components and to perform maintenance and repair services on aircraft. Commercial jets, like any other complex vehicles, require periodic maintenance to allow for their safe and economical operation. Unlike many vehicles, the repair and modification of such aircraft is highly regulated by the various aviation authorities in each country of operation around the world.

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We may be subject to fines and disqualification for non-compliance with Federal Aviation Administration regulations.

We will be subject to regulation by the FAA under the provisions of the Federal Aviation Act of 1958, as amended. The FAA prescribes standards and licensing requirements for aircraft and aircraft components. We are subject to inspections by the FAA and may be subjected to fines and other penalties for noncompliance with FAA regulations. Our failure to comply with applicable regulations could result in the termination of or our disqualification from some of our potential contracts, which could have a material adverse effect on our operations.

From time to time, the aircraft industry may experience periods of oversupply during which lease rates and aircraft values may decline, and any future oversupply could materially adversely affect our sales and leasing business, financial condition or results of operations.

In the past, the business of leasing, financing and selling aircraft has experienced prolonged periods of equipment shortages and oversupply of aircraft. The oversupply of a specific type of aircraft typically depresses the lease rates for, and the value of, that type of aircraft. An increase in the global supply of aircraft without a commensurate increase in passenger air travel demand may have a material adverse effect on lease renewal rates and the value of our assets. The supply and demand for aircraft may be materially adversely affected by various cyclical and non-cyclical factors that are outside of our control, including:

●	passenger air travel demand;

●	increased supply due to the sale of aircraft portfolios;

●	governmental regulation;

●	interest rates;

●	the cost and availability of credit;

●	cancellations of orders for aircraft;

●	delays in delivery by manufacturers; or

●	manufacturer production levels and technological innovation.

These factors could produce sharp decreases in aircraft lease rates and values and have a material adverse effect on our ability to lease or re-lease our aircraft and on our ability to sell such aircraft or aircraft parts at acceptable prices.

We are indirectly subject to many of the economic and political risks associated with emerging markets, which could materially adversely affect our business, financial condition or results of operations.

We intend to capitalize on potential opportunities in emerging market countries, including, possibly, India, and Myanmar  . We also may decide to conduct operations in other emerging market countries in the future.

Emerging market countries have less developed economies that are more vulnerable to economic and political problems and may experience significant fluctuations in gross domestic product, interest rates and currency exchange rates, as well as civil disturbances, government instability, nationalization and expropriation of private assets and the imposition of taxes or other charges by government authorities. The occurrence of any of these events in markets served by our clients and the resulting economic instability that may arise could adversely affect the value of our ownership interest in aircraft subject to lease in such countries, or the ability of our potential lessees, which operate in these markets to meet their lease obligations. As a result, lessees which operate in emerging market countries may be more likely to default on leases than lessees that operate in developed countries. In addition, legal systems in emerging market countries may be less developed, which could make it more difficult for us to enforce our legal rights in such countries. Our business, financial condition or results of operations may be materially adversely affected.

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We will likely need additional financing to execute our business plan or new initiatives, which we may not be able to secure on acceptable terms, or at all.

We will require additional financing in the near and long term to fully execute our business plan. Our success may depend on our ability to raise such additional financing on reasonable terms and on a timely basis. Conditions in the economy and the financial markets may make it more difficult for us to obtain necessary additional capital or financing on acceptable terms, or at all. If we cannot secure sufficient additional financing, we may be forced to forego strategic opportunities or delay, scale back or eliminate additional service deployment, operations and investments or employ internal cost savings measures.

Competition from a number of companies, as well as other market forces, could result in price reduction, reduced revenue and loss of market share and could harm our results of operations.

We face strong competition from large corporations that provide aircraft leasing and spare parts supply services. Competition from such providers could have an adverse effect on our ability to gain market share. Most of our competitors are larger, more diversified corporations and have greater financial, marketing, production, and research and development resources. As a result, they may be better able to withstand the effects of periodic economic downturns or may offer more service offerings to customers. Competition could increase our sales and marketing expenses and related customer acquisition costs. We may not have the financial resources, technical expertise or marketing and support capabilities to compete successfully. A failure to effectively respond to competitors could have a material adverse impact on our business and results of operations.

We may be unsuccessful in pursuing our international opportunities.

Our ability to pursue international opportunities in Myanmar, India and Russia involves various risks, including the need to invest significant resources in unfamiliar markets and the possibility that we may not realize a return on our investments in the near future or at all. In addition, we may incur significant expenses before we generate any material revenue in these new markets.

Any future international opportunities may fail to succeed due to risks inherent in foreign operations, including:

●	legal and regulatory restrictions, including aerospace and liability standards and enforcement practices;

●	changes in international regulatory requirements and tariffs;

●	restrictions on the ability of U.S. companies to do business in foreign countries;

●	compliance with the Foreign Corrupt Practices Act, the (U.K.) Bribery Act 2010 and other similar corruption laws and regulations;

●	currency fluctuations; and

●	potential adverse tax consequences.

As a result of these obstacles, we may find it difficult or prohibitively expensive to pursue our international opportunities or we may be unsuccessful in our attempt to do so, which could harm our future operating results and financial condition.

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If we fail to effectively manage our growth, it may adversely affect our business, brand and reputation, results of operations, and financial condition.

Once we begin operations, we may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. To continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our future growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our future growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer and Chairman, Dr. B.B. Sahay, and our President, Mr. James Flynn. If we lose the services of these officers or if they fail to perform in their current positions, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

We anticipate future losses and negative cash flow, and it is uncertain if or when we will become profitable.

We have not yet demonstrated our ability to generate revenue in our core business, but we hope to generate revenue and operate on a profitable basis in the future. As a result, we have incurred losses since our inception and even though we expect to see some operating revenue in the foreseeable future, losses and negative cash flow for the foreseeable future is a possibility.

We expect to expend significant resources on hiring of personnel and startup costs, including payroll and benefits, research and acquisitions, marketing and promotion, capital expenditures, working capital, general and administrative expenses, and fees and expenses associated with the 2022 Regulation A offering. We expect to incur costs and expenses related to consulting costs, marketing and other promotional activities, hiring of personnel and the continued development of relationships with strategic business partners. We are attempting to obtain the necessary working capital for operations, of which the 2022 Regulation A offering is a part, but we may not be able to obtain financing in a sufficient amount or at all. We anticipate our losses will continue to increase from current levels during our development stage.

On May 18, 2022, we filed a new Form 1-A with the Securities and Exchange Commission to raise up to $5,000,000 in a new Regulation A offering (the “2022 Regulation A Offering). We may allocate the net proceeds from that offering in ways that differ from the estimates discussed in the section in the new Form 1-A titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section of the new Form 1-A represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, and our further revenues and expenditures.

The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions from the 2022 Regulation A Offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” in the new Form 1-A. Investors in our 2022 Regulation A Offering may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” in the new Form 1-A for additional information.

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Adverse economic conditions may have a material adverse effect on our business.

Macro-economic challenges are capable of creating volatile and unpredictable environments for doing business. We cannot predict the nature, extent, timing or likelihood of any economic slowdown or the strength or sustainability of any economic recovery, worldwide, in the United States or in the airline industry. For many travelers, air travel and spending on in-flight internet access are discretionary purchases that they can eliminate in difficult economic times. Additionally, a weaker business environment may lead to a decrease in overall business travel, which is an important contributor to our service revenue. These conditions may make it more difficult or less likely for customers to purchase our equipment and services. If economic conditions in the United States or globally deteriorate further or do not show improvement, we may experience material adverse effects to our business, cash flow and results of operations.

Assets, technologies or businesses we may acquire could prove difficult to integrate, disrupt our ongoing business, dilute stockholder value or have an adverse effect on our results of operations.

As part of our business strategy, we may engage in acquisitions of aircraft, engine and spare parts inventories, all or substantially all of the assets of one or more businesses operating in the aircraft spare parts market or one or more synergistically related businesses or technologies in the aviation industry, to augment our organic or internal growth. We do not have any relevant experience with integrating and managing acquired assets or businesses. Acquisitions involve challenges and risks in negotiation, execution, valuation and integration. Moreover, we may not be able to find suitable acquisition opportunities on terms that are acceptable to us. Even if successfully negotiated, closed and integrated, certain acquisitions may not advance our business strategy, may fall short of expected return-on-investment targets or may fail. Any future acquisition could involve numerous risks, including:

●	potential disruption of our ongoing business and distraction of management;

●	difficulty integrating the assets, operations and products from the selling business;

●	use of cash to fund the acquisition or for unanticipated expenses;

●	exposure to unknown liabilities, including litigation against the assets we acquire;

●	additional costs due to differences in culture, geographical locations and duplication of key talent;

●	delays associated with or resources being devoted to regulatory review and approval;

●	acquisition-related accounting charges affecting our balance sheet and operations;

●	difficulty integrating the financial results of an acquired business in our financial statements;

●	controls in an acquired business;

●	potential impairment of goodwill;

●	dilution to our current stockholders from the possible issuance of equity securities; and

●	potential loss of key employees or customers of any acquired business.

In the event that we enter into any agreement to acquire an existing company, closing of such a transaction could be delayed or prevented by regulatory approval requirements, including antitrust review, or other conditions. We may not be successful in addressing these risks or any other problems encountered in connection with any attempted acquisition, and we could assume the economic risks of any such failed or unsuccessful acquisition.

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Risks Relating to our Industry

Our business is highly dependent on the airline industry, which is itself affected by factors beyond the airlines’ control. The airline industry is highly competitive and sensitive to changing economic conditions.

Our business is directly affected by the number of passengers flying on commercial aircrafts, the financial condition of the airlines and other economic factors. If consumer demand for air travel declines, or the number of aircraft and flights shrinks due to, among other reasons, reductions in capacity by airlines, it would have a material adverse effect on our business and results of operations. Unfavorable general economic conditions and other events that are beyond the airlines’ control, including higher unemployment rates, higher interest rates, reduced stock prices, reduced consumer and business spending, terrorist attacks or threats and pandemics could have a material adverse effect on the airline industry. A general reduction or shift in discretionary spending can result in decreased demand for leisure and business travel and lead to a reduction in airline flights offered and the number of passengers flying. Further, unfavorable economic conditions could also limit airlines’ ability to counteract increased fuel, labor or other costs though raised prices. Any of these events would have a material adverse effect on our business prospects, financial condition and results of operations.

Air traffic congestion at airports, air traffic control inefficiencies, weather conditions, such as hurricanes or blizzards, increased security measures, new travel-related taxes, the outbreak of disease or any other similar event could harm the airline industry.

Airlines are subject to cancellations or delays caused by factors beyond their control. Cancellations or delays due to weather conditions or natural disasters, air traffic control problems, breaches in security or other factors could reduce the number of passengers on commercial flights and thereby reduce demand for our services and harm our businesses, results of operations and financial condition.

Risks Related to Ownership of our Common Stock

There is no public market for the common stock and one may never develop.

There is no established public trading market for the common stock. We expect that a public market will develop, although we can make no assurances to this effect. In 2019, we engaged Glendale Securities, Inc., a Securities and Exchange Commission registered and FINRA member broker-dealer, as our market maker and, through an application to FINRA, our common stock was approved for quotation on the OTC Markets Group Inc. Pink Tier under the symbol “ASAV.” There can be no assurance, however, that an active trading market will ever develop in our common stock. Without an active market, the liquidity of the common stock will be limited.

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase.

Prior to our previous Regulation A offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if developed, will be sustained. Although we have engaged Glendale Securities, Inc. as our market maker and our common stock is now listed for quotation on the OTC Markets Group Pink Tier, it is anticipated that, for the foreseeable future, there will be little or no market for the shares. As a result, an investor may find it difficult to dispose of any purchased shares. Because there may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder.

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Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently quoted on OTC Market’s Pink tier. Although no active trading market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even though we have been successful in having the shares sold in our previous Regulation A offering available for trading on the OTC Market’s Pink tier, investors should consider any secondary market for the Company’s securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 1,467,350 shares of our common stock held by non-affiliates and 9,000,000 shares held by affiliates that Rule 144 of the Securities Act defines as restricted securities. 10,000,000 new shares (including the 5,000,000 bonus shares) are being qualified in our 2022 Regulation A Offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell in any 90-day period more than the greater of (i) one percent of the total issued and outstanding shares and (ii) the average weekly trading volume of such shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

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Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, no member of which is independent, to perform these functions.

We do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Chief Executive Officer and Director owns the majority (85.98%) of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Chairman, Dr. B.B. Sahay, currently owns 85.98% of our outstanding voting securities. If the maximum amount of shares being offered in our 2022 Regulation A Offering are sold, Dr. Sahay’s ownership percentage would drop below 50% to 43.97%. However, there is a strong possibility that we will not sell the maximum number of shares in the 2022 Regulation A Offering and that Dr. Sahay will maintain a more than 50% ownership in the Company. In either case, Dr. Sahay, after the offering, will possess a significant influence and may still be able to elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Chief Executive Officer and Director maintains significant control and can determine his own salary and perquisites.

Our Chief Executive Officer and Chairman, Dr. B.B. Sahay, owns all of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. As of the date of this annual report the Company had 10,467,350 shares of common stock outstanding. Accordingly, we may issue up to an additional 89,532,650 shares of common stock. The future issuance of common stock, including the issuance of bonus shares in our 2022 Regulation A Offering, may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

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Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and future expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them, subject to resale restrictions. There is no assurance that stockholders will be able to sell shares when desired.

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Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

As a company with less than $1 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

●	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting;

●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

●	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

●	reduced disclosure about the emerging growth company’s executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

●	the first fiscal year following the fifth anniversary of its initial pubic offering registered under the Securities Act;

●	the first fiscal year after our annual gross revenues are $1 billion or more;

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or

●	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form 1-K.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; risks related to the effects of the COVID-19 pandemic and other risks that might be detailed from time to time in our filing with the SEC.

Although the forward-looking statements in this Form 1-K reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Business Overview

The Company was incorporated under the laws of the State of Nevada on December 29, 2015. We are a developmental stage company principally involved in the business of developing our aircraft, aircraft engines and aircraft spare parts leasing and sales operations, and aviation consultancy services. The Company will also be exploring potential acquisitions of aviation related assets such as spare parts inventories or synergistic businesses in the aviation industry and international opportunities. We cannot provide any assurance, however, that we will be able to close any acquisitions.

Plan of Operation

We believe our cash balance as reported in our financial statements is not sufficient to fund our growth plan for any period of time. In order to fully implement our plan of operations for the next 12-month period, we will need to raise a significant amount of funds in our 2022 Regulation A Offering. The discussion below is based on the assumption that we will be able to raise the $5 million maximum amount in the 2022 Regulation A Offering. After the next 12-month period we may need to raise additional financing. We do not currently have any arrangements for such additional financing.

We have generated minimal revenues to date and, although we expect to begin generating significant revenues during the next 12-months and to raise significant capital in the offering, there can be no assurances that we will be successful in these endeavors. This means that there is substantial doubt that we can continue as a going concern for the next 12-months unless we obtain additional capital to execute our plan of operations. We believe that the actions presently being taken to further implement our business plan and generate revenues provide the opportunity for us to continue as a going concern.

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During the next 12 months, we expect to engage in the following business development activities:

●	Leasing, Sales and Support – We plan to offer aircraft, aircraft engines and aircraft spare parts leasing and sales, and related support functions, and to represent various parties as brokers, providing search and procurement services with respect to various types of commercial aircraft.

●	Aviation Consultancy – We plan to provide consulting services to domestic, commercial vendors and governments including airline market analysis, selection of airline management teams, airline financial projections, selection of aircraft, aircraft purchase or leasing recommendations, and preparation and processing US government procurement solicitations.

●	On-Site Maintenance and Operational Support – We plan to provide recommendations in the hiring and training of personnel needed to support aircraft maintenance operations and spare parts inventory, maintenance of aircraft records, and flight crew hiring and training.

●	Aircraft Charter and Ferry Services – We plan to arrange for passenger air transportation with existing certificated air carrier(s) with aircraft charter services provided on an hourly, monthly or yearly basis, and to arrange for flight crews for the movement of aircraft from point of origin to final destination, for governments, and domestic, commercial vendors.

●	IT Business Development Consulting Services – We intend to continue to offer IT Business Development, Messaging and Capture Management services on a contractual basis to private companies operating in the federal government sector.

Assuming we are successful in raising at least $500,000 in the 2022 Regulation A Offering, although there can be no assurances that we will do so, we plan to take the following steps to develop our core aviation business: (1) Finalize our selection of initial spare parts inventories/engines/aircraft for inspection, audit, appraisals, negotiations and purchase; (2) Advertise for the hiring of qualified personnel for key positions within the Company; (3) Select and build out office and spare parts facilities, including warehousing space, and acquire furnishings and equipment for daily operations; (4) Begin purchasing and receiving spare parts inventories and engines at the warehousing facilities; (5) Move acquired aircraft to designated areas in our facility where engines and all parts will be removed and shipped for repairs and overhaul, prepared and inventoried for future sales; (6) Begin marketing the spare parts and engines that we have acquired for sales and leasing to various participants in the aviation industry; (7) Begin the brokerage of aircraft for sales and/or leasing to commercial and government aviation operators; and (8) Begin paying our executives compensation as designated elsewhere in this Form 1-K.

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More specifically, we plan to reach the following milestones during the initial 12 months following a successful completion of this Regulation A offering:

Milestone	Time Frame for Reaching Milestone	Estimated Milestone Expense (assuming the $5,000,000 maximum amount is raised in our Regulation A offering)
Acquisition of Facilities – Corporate Offices and Warehousing: ● Corporate Offices Lease ● Corporate Office Security Deposit ● Warehouse Facility Lease ● Warehouse Facility Security Deposit ● Insurance Liability/damage ● Utilities Electric/security monitoring ● Furnishings and Equipment	The funding of a minimum of $500,000 is raised in this Regulation A offering.	$362,500

Legal and Accounting		$95,000

Executive Officer, Director and Consultant Payments: Initially to Dr. B. B. Sahay, James Flynn, James Silvester and L. Carl Jacobson	Monthly payments of approximately $35,000 will be made to existing executives once a minimum of $500,000 is raised in this Regulation A offering.	$392,260

Personnel Hiring: ● Buyers and Sales Representatives ● Director of Maintenance ● Director of Records ● Director of Quality Assurance ● Corp. General Staffing ● Warehouse Staffing ● Taxes and Benefits 20% ● G & A Expenses	The funding of a minimum of $500,000 is raised in this Regulation A offering.	$1,137,127

Acquisition of Spare Parts Inventories: ● Initial Cost Functions: Travel, audit and appraisal ● Purchases: Spare parts/engines ● Purchase Related Costs: Repair and overhaul of inventory/engines; delivery	The funding of a minimum of $500,000 is raised in this Regulation A offering.	$2,480,613

We expect that sources of funding for the above listed milestones will be derived from our 2022 Regulation A Offering, the sale of spare parts and engines, aircraft sales commissions, consulting fees, engine leasing and additional debt and/or equity financings.

We can provide no assurances, however, that we will be able to successfully raise sufficient funds in the offering to begin to execute these plans, to reach any of the above specified milestones, or to develop, offer and generate revenues from any of our designated business activities and development actions. Also, we cannot assure you that we will be able to raise additional capital or debt as and when needed on acceptable terms if at all.

We expect to generate future revenue from our aviation consultancy services and aircraft, aircraft spare parts and aircraft engine sales and leasing operations. Our management has developed relationships with existing air carriers and companies operating government contracts with the U.S. Department of Defense, U.S. Marshals Service and the Department of Homeland Security. The Company hopes to be able to harness those relationships its team has already cultivated in order to allow its management consulting services to gain traction. The Company has developed a unique capability and strategy in the leasing and buying of aircraft to support businesses on commercial or government contracts requiring dry (aircraft only) or wet (aircraft with crew, maintenance services and insurance) aircraft lease operations.

Our total revenues were $0 for each of the fiscal years ended March 31, 2022 and 2021. Our net loss for the fiscal year ended March 31, 2022 was $123,776, as compared to a net loss of $120,818 for the fiscal year ended March 31, 2021.

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Results of Operations

Comparison of Fiscal Years Ended March 31, 2022 and 2021

The following table sets forth key components of our results of operations during the fiscal years ended March 31, 2022 and 2021:

	For the Years Ended March 31		Change
	2022	2021	$	%
Operating Expenses:
Total operating expenses	$137,526	$120,818	$16,708	14
Other Income (expenses):
Paycheck protection program loan forgiveness	13,750	-	13,750	100
Loss from operations before income taxes	(123,776)	(120,818)	(2,958)	2
Income tax expense (benefit)	-	-	-	-
Net loss after income tax:	$(123,776)	$(120,818)	$(2,958)	2

Operating expenses. Our operating expenses for the fiscal year ended March 31, 2022 were $137,526, which represents cost of professional fees, corporate fees, bonus to our Chief Executive Officer, taxes and other office expenses, and $120,818 for the fiscal year ended March 31, 2021. The increase , year over year, of $16,708 in operating expenses was mainly attributable to an increase in rent, travel and other expenses.

Loss before income taxes. We had loss before income taxes of $123,776 for the fiscal year ended March 31, 2022, and loss of $120,818 for the fiscal year ended March 31, 2021.

Liquidity and Capital Resources

In order to implement the Company’s plan of operations for the next twelve (12) month period, we require a minimum of $500,000 of funding from our Regulation A offering. We anticipate that after the next twelve (12) month period we may need additional financing.

As of March 31, 2022, we had cash of $35,291. To date, we have financed our operations primarily through the proceeds from the sale of our common stock and the related third-party loans.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

	For the Years Ended March 31,
	2022	2021
Net cash used in operating activities	$(173,911)	$(124,223)
Net cash provided by (used in) investing activities	5,000	(5,000)
Net cash provided by financing activities	140,000	88,750
Net decrease in cash	(28,911)	(40,473)
Cash, beginning of period	64,202	104,675
Cash, end of period	$35,291	$64,202

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Operating Activities

Net cash is used to cover operating expenses such as officer compensation, accounting, auditing, legal, consultants, professional services, rent, telephone, licenses and taxes. Currently available working capital will not be adequate to sustain our operations at our current levels from the date of this filing through the next 12 months. We expect to satisfy our working capital requirements over the next 12 months through the sale of equity or debt securities. However, we do not have any commitment from any third party to invest in our company or otherwise acquire any of our equity or debt securities. Furthermore, even if we successfully raise sufficient capital to satisfy our needs over the next 12 months, in the future, we will require additional cash resources due to changed business conditions, implementation of our strategy to expand our business or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Financing Activities

Financing activities for the fiscal year ended March 31, 2022 were $140,000 consisting $125,000 in proceeds from the sale of common stock in our Regulation A offering and a net proceeds from loans of $15,000. Financing activities for the fiscal year ended March 31, 2021 were $88,750, consisting of $75,000 from the sale of common stock, and $13,750 from a loan provided by a third party.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

As of March 31, 2022, and March 31, 2021, we did not have any off-balance sheet arrangements.

Commitments and Contractual Obligations

The Company has entered into agreements with certain employees and contractors. The following is a complete list of those commitments as of September 23, 2022.

Employment Agreements with Dr. B.B. Sahay and Mr. James Flynn. These agreements as currently in effect include a base annual salary of $150,000 and $120,000 for Dr. Sahay and Mr. James Flynn, respectively. Both are also eligible for up to five (5) performance-based bonuses of $30,000 for Dr. Sahay (for a total of up to $150,000) and $20,000 for Mr. Flynn (for a total of up to $100,000). These salaries and bonuses are subject to the Company meeting certain funding and performance milestones. No amounts were earned or owed under these agreements as of March 31, 2022 and March 31, 2021, excluding the CEO’s bonus. Additionally, On September 24, 2020 in a special meeting of ASI Board of Directors, the Board approved a Cash Bonus, in amount of $50,000 by Dr. Sahay, Chief Executive Officer for his valuable services, to be drawn down as and when, he deems appropriate. No amounts were earned or owed under these agreements as of March 31, 2021 and March 31, 2022, the CEO’s $50,000 bonus earned of which $49,550 was paid and accrued $450 in the twelve months ended March 31, 2022.

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Consulting Agreements with Dr. James L Sylvester and Dr. L. Carl Jacobsen. These engagement agreements as currently in effect include a base hourly rate of $125 for Dr. James L. Silvester, and a base hourly rate of $50 for Dr. L. Carl Jacobsen. These compensation arrangements are subject to funding and performance. No amounts were earned or owed under these agreements as of March 31, 2022 and March 31, 2021.

Effective August 2017, the Company entered into an agreement with independent contractor Nishant Goyal to serve as Director of Business Development in India. The Company has not determined the compensation for this position as the Company has not generated any revenues from its projects in India yet. No amounts were incurred or owed as of March 31, 2022 and March 31, 2021.

On July 21, 2018, the Company entered into an agreement with Willis Kavin Ayieko an independent contractor, to serve as Analyst/Representative in Kenya for researching and advising ASI on aviation related projects developed through his networking and contacts in the aviation community within East Africa. His compensation will consist of a 10% commission of the gross earnings received by ASI for any and all projects developed by him or assigned by Mr. Flynn within East Africa. No amounts were incurred or owed as of March 31, 2022 and March 31,2021.

Seasonality

We do not believe that our business will be subject to significant seasonal variations.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Income Taxes

The Company follows FASB ASC 740, “Income Taxes,” when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Tax years from 2017 through 2020 remain subject to examination by major tax jurisdictions.

Recent Accounting Pronouncements

In February 2016 FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. In July 2018, the FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842, Leases.” The amendments in ASU 2018-10 clarify, correct or remove inconsistencies in the guidance provided under ASU 2016-02 related to nineteen specific issues identified. Also in July 2018, the FASB issued ASU No. 2018-11 “Leases (Topic 842): Targeted Improvement” which now allows entities the option of recognizing the cumulative effect of applying the new standard as an adjustment to the opening balance of retained earnings in the year of adoption while continuing to present all prior periods under previous lease accounting guidance. The effective date and transition requirements for these two ASUs are the same as the effective date and transition requirements as ASU 2016-02. There was no effect to our financial statements upon adoption of this standard.

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ITEM 3.	DIRECTORS AND OFFICERS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Directors, Executive Officers, Promoters and Control Persons

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Dr. Brajnandan B. Sahay	Chief Executive Officer and Chairman Director	77	December 29, 2015	40
Mr. James P. Flynn	President	74	March 23, 2016	40
Dr. James L. Silvester	Chief Financial Officer	70	March 1, 2016	8
Dr. L. Carl Jacobsen	VP Administration and Corporate Secretary	79	March 1, 2016	20

Dr. B.B. Sahay, CEO and Director

Dr. Sahay currently serves as the Chief Executive Officer and Chairman of the Board for ASI Aviation, Inc. and has served in these capacities since the Company’s founding. Dr. Sahay has served as a C-level executive at various companies, including TeleScience International, Inc. (“TII”), a privately held company which he founded in 1987 and where he served as President and CEO from 1987 to 2008 when TII became inactive. Dr. Sahay was successful in growing TII in the area of Healthcare and IT services in government contracting, competing for set-aside contracts with federal and state government agencies. Prior to establishing TII, Dr. Sahay held management and advisory positions with CONTEL (Continental Telephone Corporation), IBM’s Satellite Business Systems, MCI (Microwave Communications Incorporated) and MITRE Corporation. As a member of the GSA’s Federal Telecommunications System (FTS 2000) management evaluation team, he participated in awarding one of the largest civilian contracts in U.S. history to AT&T and Sprint. He earned a Ph.D. in Control Systems, Science, and Engineering from Washington University in St. Louis, Missouri.

Mr. James P. Flynn, President

Mr. Flynn has served as the President of ASI Aviation, Inc. since March 23, 2016. Mr. Flynn gained extensive experience in aircraft sales and leasing, aircraft acquisitions, operations, logistics and maintenance support, including spare parts sales for regional and commercial transport aircraft while serving as President of Aviation Enterprises, Inc. (“AEI”). In this capacity, he oversaw the daily operations of every aspect of AEI’s operations from August 1979 to December 2015. Mr. Flynn will continue his leadership role and oversee all aviation services operations for ASI Aviation. Mr. Flynn has more than 30 years’ experience in the aviation industry and managed several aviation ventures including a certificated Air Carrier operating under FAR Part 135 (aircraft operations with under 30 seats) and certificated Air Carrier operating under FAR 121 (aircraft operations with over 30 seats). His experience includes commercial and government aircraft programs both domestic and international, valued in the multimillions of dollars. He also has a thorough understanding of all aspects of the aircraft industry and strong financial and technical skills pertaining to developing enterprises in this space. From 2010 to 2013 he served as a full-time consultant to the CEO of Ryan International Airlines (“Ryan”), a certificated FAR 121 air carrier. Mr. Flynn advised Ryan in areas of crewing, staffing, aircraft selection and acquisition, and operational and maintenance issues related to commercial and government contracts supporting domestic and international transportation of illegal immigrate aliens and federal prisoners. From March 2013 to his resignation on December 31, 2016, he served as a managing partner of Justice Aviation, LLC (“Justice”). At Justice, he had overall responsibility for staffing, spare parts and engine support for the operation of three MD-83 aircraft supporting the Federal Prisoner Transportation System. Mr. Flynn held an Airline Transport Pilot License and was issued a Commercial License with Instrument rating and Flight Instructor Licenses from Beacon Flight School, Clinton, MD.

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Dr. James L. Silvester, Chief Financial Officer

Dr. Silvester has served as the Chief Financial Officer of ASI Aviation, Inc. since March 1, 2016. For the past 26 years, Dr. Silvester has operated his own consulting firm, Dominion Business Systems, Inc., specializing in turnarounds, IPO’s, private placements, and corporate debt negotiations, and has served as an expert witness in many courts. He has served three federal courts in the mid-Atlantic region as an approved consultant working with attorneys, banks, commercial finance companies, and broker/dealers, covering diverse industries and businesses in the $2 to $70 million per annum revenue range. He has also worked with the SEC and FINRA and many of their top-level employees in assisting pre-IPO companies to enter the public marketplace. He holds four degrees from accredited universities, including a PhD in Business Administration. He has also authored several business books.

Dr. L. Carl Jacobsen, VP Administration and Corporate Secretary

Dr. Jacobsen has served as the Vice President of Administration and Corporate Secretary of ASI Aviation, Inc. since March 1, 2016. Dr. Jacobsen received his Ph.D. in Linguistics from UCLA in 1979 and his J.D. from Antioch School of Law in 1984, and is admitted to practice law in the District of Columbia. Since 2010 Dr. Jacobsen has worked as a self-employed reviewer of litigation documents with a specialty in anti-trust matters, including mergers, acquisitions, and divestitures.

Term of Office

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than one (1) director. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal. Currently, Dr. B.B. Sahay is our sole director.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. Thus, there is a potential conflict of interest in that our sole director and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or director.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our sole director, Dr. B.B. Sahay, does not meet the independence requirements, according to the applicable rules and regulations of the SEC.

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Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees would be excessive and beyond the scope of our business and needs as they are presently constituted.

Family Relationships

None.

Involvement in Certain Legal Proceedings

Except as set forth below, no officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

● Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

● Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

● Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

● Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated,

● Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity,

● Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity,

● Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officers and directors for all services rendered in all capacities to our company for the fiscal year ended March 31, 2022.

Name:	Year End:	Salary, Fees, Commissions ($):	Bonus ($):	Stock Awards ($):	Stock Options ($):	All Other Compensation ($):	Total ($):
Dr. B.B. Sahay CEO, Director	Mar. 31, 2022	-	50,000	-	-	13,044	63,044
Mr. James P. Flynn President	Mar. 31, 2022	-	-	-	-	-	-
Dr. James Silvester CFO	Mar. 31, 2022	-	-	-	-	-	-
Dr. L. Carl Jacobsen VP Administration & Corporate Secretary	Mar. 31, 2022	-	-	-	-	-	-

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We will begin to pay compensation to our named executive officers in the amounts set forth below under “Employment Agreements” only if and when we close the 2022 Regulation A Offering with a minimum amount of $500,000.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

Employment Agreements:

We have entered into employment agreements with Dr. B.B. Sahay, our director and CEO, and Mr. James Flynn, our President. These employment agreements provide for at-will employment and set forth each officer or director’s initial equity or stock option grant amount and eligibility for employee benefits. The key terms of these employment agreements are described below and copies of the agreements are attached hereto as exhibits and incorporated herein by reference. Other than the employment agreements described below, we have not entered into any arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, changes in their compensation or a change in control. Both Dr. Sahay and Mr. Flynn have voluntarily waived both the receipt and/or accrual of any compensation prior to the consummation of this initial public offering.

Dr. B.B. Sahay Employment Agreement

The employment agreement with our Chairman and CEO, Dr. B.B. Sahay became effective January 1, 2016 and constitutes “at will” employment. The employment agreement may be terminated at any time with or without cause by the Executive or the Company.

Under the employment agreement, Dr. Sahay will receive an initial base compensation of $150,000 annually following the consummation of the 2022 Regulation A offering, assuming that our common stock is then publicly traded and listed, with a material public float and trading volume as determined in good faith by our board of directors. Dr. Sahay will also be eligible to receive up to five (5) performance bonuses per year in the amount of $30,000 each, for a total of $150,000 annually. These bonuses will be payable with respect to the completion of each fiscal quarter, with one payable at the end of the fiscal year. The criteria for the payment of the performance bonuses will be based on the achievement of certain objectives as mutually agreed by the executive and the Company. No performance bonuses shall be earned during the period of the executive’s employment prior to the effectiveness of this public offering. The executive will also be eligible for all customary benefits available to senior executives of the Company. Although the performance bonus achievements have not been fully met, on November 11, 2019, in a special meeting of the Company’s Board of Directors, the Board approved a cash bonus in amount of $50,000 to our Chief Executive Officer for his services, all of which was drawn down as of September 30, 2020. Additionally, On September 24, 2020, in a special meeting of our Board of Directors, the Board approved an additional cash bonus in the amount of $50,000 to Dr. Sahay, Chief Executive Officer, for his services to the Company, to be drawn down as and when, he deems appropriate. As of March 31, 2022, $49,550 of the $50,000 bonus granted had been drawn down and the remaining $450 has been accrued for.

Dr. Sahay has agreed that the base compensation and performance bonuses agreed to in his employment agreement with us will not begin to accrue and be payable until the consummation of the 2022 Regulation A offering. We will begin to pay Dr. Sahay his base compensation only if and when we raise a minimum of $500,000 in the 2022 Regulation A offering.

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Dr. Sahay is also subject to confidentiality restrictions that protect the Company’s proprietary information, developments and other intellectual property following termination of employment.

James Flynn Executive Employment Agreement

The executive employment agreement with our President, Mr. James Flynn, (attached hereto as Exhibit 6.4) became effective February 1, 2016, has no specific term and constitutes “at will” employment. The employment agreement may be terminated at any time with or without cause by the Executive or the Company.

Under the employment agreement, Mr. Flynn will receive an initial base compensation of $120,000 annually following the consummation of the 2022 Regulation A offering, assuming that our common stock is then publicly traded and listed, with a material public float and trading volume as determined in good faith by our board of directors. Mr. Flynn will also be eligible to receive up to five (5) performance bonuses per year in the amount of $20,000 each, for a total of $100,000 annually. These bonuses will be payable with respect to the completion of each fiscal quarter, with one payable at the end of the fiscal year. The criteria for the payment of the performance bonuses will be based on the achievement of certain objectives as mutually agreed by the executive and the Company. No performance bonuses shall be earned during the period of the executive’s employment prior to the effectiveness of this public offering. The executive will also be eligible for all customary benefits available to senior executives of the Company.

Mr. Flynn has signed an affidavit of understanding with us (attached hereto as Exhibit 6.5) making it clear that the base compensation and performance bonuses agreed to in his employment agreement with us will not begin to accrue and be payable until the consummation of the 2022 Regulation A offering. We will begin to pay Mr. Flynn only if and when we raise a minimum of $500,000 in the 2022 Regulation A offering.

Mr. Flynn is also subject to confidentiality restrictions that protect the Company’s proprietary information, developments and other intellectual property following termination of employment.

Contractor Engagement Agreements

We have engaged the remainder of our executive staff – Dr. James L. Silvester, Dr. L. Carl Jacobsen and Mr. Nishant Goyal – as independent contractors. The terms of these agreements all provided for a base hourly compensation and repayment of certain expenses, as well as non-compete and non-solicitation provisions, and allow each to engage in outside business that does not constitute a conflict of interest with us. As of the date of the 2022 Regulation A offering Circular none of these contractors has earned, accrued, or been paid any compensation. We will begin to pay these contractors only if and when we raise a minimum of $500,000 in the 2022 Regulation A offering.

Other than the terms described below, we have not entered into any agreements or arrangements with any of the officers.

James L. Silvester Engagement Agreement

The engagement agreement with our Chief Financial Officer, Dr. James L. Silvester, became effective March 1, 2016. Under this agreement, Dr. Silvester will be paid a fee of $125 per hour starting once the Company has raised a minimum of $500,000 in this or another offering. It is expected that Mr. Silvester will work for the Company approximately eight (8) hours per week.

Dr. Carl Jacobsen Engagement Agreement

The engagement agreement with our Vice president, Administration, Dr. Carl Jacobsen, became effective March 1, 2016. Under this agreement, Dr. Jacobsen will be paid a fee of $50 per hour starting once the Company has raised a minimum of $500,000 in this or another offering.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

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Director Compensation

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

ITEM 4.	SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this Form 1-K, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 11921 Freedom Drive, Suite 550, Reston, VA 20190-5667.

Name	Shares	Percentage Ownership
Dr. B.B. Sahay (1)	9,000,000	85.98%
Mr. James P. Flynn	100	0.001%
Dr. James L. Silvester (2)	100	0.001%
Dr. L. Carl Jacobsen	750	0.007%

All Directors and Officers as a group (4persons)	9,000,950	86.07%

(1)	Dr. B.B. Sahay currently owns 9,000,000 shares of common stock. Dr. Sahay originally acquired 10,000,000 founder’s shares for which he paid $1,000. In FY 21 he gifted 1,000,000 of his shares.

(2)	On November 26, 2019, the Company signed a restricted stock unit agreement to issue to the Company’s Chief Financial Officer 500,000 restricted stock units. Each restricted stock unit represents the right to receive one share of the Company’s common stock. The restricted stock units are eligible for vesting only upon the achievement of a performance goal set forth in the agreement, i.e., the consummation of the Company’s first acquisition. No compensation cost was recorded as the share grant is contingent.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 10,467,350 shares of common stock outstanding as of the date of this Form 1-K.

30

ITEM 5.	INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2020 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On November 26, 2019, the Company signed a restricted stock unit agreement to issue to the Company’s Chief Financial Officer, James Silvester, 500,000 restricted stock units. Each restricted stock unit represents the right to receive one share of the Company’s common stock. The restricted stock units are eligible for vesting only upon the achievement of a performance goal set forth in the agreement, i.e., the consummation of the Company’s first acquisition. No compensation cost was recorded as the share grant is contingent.

Our board of directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. Our board of directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, our board of directors generally reviews related party transactions to ensure that they are fair and reasonable to our company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by our board of directors.

Director Independence

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

The registrant’s board of directors consists of Dr. B.B. Sahay. Dr. Sahay is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Advances from / to Related Parties

There is no formal written commitment for continued support of the Company by Dr. Sahay.

ITEM 6.	OTHER INFORMATION

We have no information to disclose that was required to be in a report on Form 1-U during the last six months of the fiscal year ended March 31, 2022 but was not reported.

31

ITEM 7.	FINANCIAL STATEMENTS

ASI Aviation, Inc.

Financial Statements

For the years ended March 31, 2022 and 2021

32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of ASI Aviation, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of ASI Aviation, Inc. (the Company) as of March 31, 2022 and 2021, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended March 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has limited operating history, has incurred operating losses, and had an accumulated deficit at March 31, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Friedman LLP

We have served as the Company’s auditor since 2016.

Marlton, New Jersey

September 23, 2022

F-1

ASI AVIATION, INC.

BALANCE SHEETS

	For the Years Ended March 31,
	2022	2021
ASSETS
Current Assets:
Cash	$35,291	$64,202
Loans receivables	-	5,000
Prepaid and other current assets	1,998	2,007
Total Current Assets	37,289	71,209

Total Assets	$37,289	$71,209

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$27,823	$60,217
Accrued expenses	450	4,450
Loans	15,000	-
Loan from Cares Act, current portion	-	6,302
Total Current Liabilities	43,273	70,969

Long Term Liabilities
Loan from Cares Act, long term portion	-	7,448
Loans	10,000	10,000
Total Liabilites	53,273	88,417
Commitments and Contingencies

Stockholders’ Deficit:
Common stock, par value $0.0001, 100,000,000 Authorized, 10,467,350 and 10,342,350 issued and outstanding as of March 31, 2022 and
March 31, 2021, respectively	1,048	1,035
Additional paid in capital	467,302	342,315
Accumulated deficit	(484,334)	(360,558)
Total Stockholder’s Deficit	(15,984)	(17,208)

Total Liabilities and Stockholders’ Deficit	$37,289	$71,209

See the accompanying notes to the financial statements

F-2

ASI AVIATION, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended March 31,
	2022	2021
Operating expenses:
Professional fees	$26,388	$37,546
Other expenses	111,138	83,272
Total operating expenses	137,526	120,818
Other income (expenses):
Paycheck protection program loan forgiveness	13,750	-
Net loss before taxes	(123,776)	(120,818)
Income Tax	-	-
Net loss	$(123,776)	$(120,818)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,390,638	10,277,418

See the accompanying notes to the financial statements

F-3

ASI AVIATION, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED MARCH 31, 2022 AND 2021

	Common stock		Additional paid in	Accumulated	Total Stockholders’
	Shares	Amount	capital	deficit	(deficit)
Beginning balance, April 1, 2020	10,267,350	$1,027	$267,323	$(239,740)	$28,610
Issuance of common stock	75,000	8	74,992	-	75,000
Net Loss	-	-	-	(120,818)	(120,818)
Ending balance, March 31, 2021	10,342,350	$1,035	$342,315	$(360,558)	$(17,208)
Issuance of common stock	125,000	13	124,987	-	125,000
Net Loss	-	-	-	(123,776)	(123,776)
Ending balance, March 31, 2022	10,467,350	$1,048	$467,302	$(484,334)	$(15,984)

See the accompanying notes to the financial statements

F-4

ASI AVIATION, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2022	2021
Cash Flows From Operating Activities:
Net loss	$(123,776)	$(120,818)
Changes in operating assets and liabilities:
Prepaid and other current assets	9	(1,486)
Accounts payable and accrued expenses	(36,394)	(1,919)
Repayment of PPP loan	(13,750)	-
Net cash used in operating activities	(173,911)	(124,223)

Cash Flow From Investing Activities:
Loan other	5,000	(5,000)
Net cash provided by (used in) investing activities	5,000	(5,000)

Cash Flows From Financing Activities:
Proceeds from sale of stock	125,000	75,000
Proceeds from Loan	25,000	13,750
Repayment of Loan	(10,000)	-
Net cash provided by financing activities	140,000	88,750

Net decrease in cash	(28,911)	(40,473)
Cash, beginning of year	64,202	104,675
Cash, end of year	$35,291	$64,202

Supplemental cash paid for interest
Cash paid for interest	$1,715	$1,589
Cash paid for taxes	-	-

See the accompanying notes to the financial statements

F-5

ASI AVIATION, INC.

Notes to Financial Statements

For the years ended March 31, 2022 and 2021

Note 1. Organization, History and Business

ASI Aviation, Inc. is a Nevada corporation (the “Company”), incorporated under the laws of the State of Nevada on December 29, 2015. The fiscal year-end of the Company is March 31. The business plan of the Company is to develop an aircraft and aircraft spare parts sales and leasing operation, as well as providing aviation management and business development consulting services to private and public companies/governments agencies. Also, the company plans to bid on the US federal and State government contracts for aviation services to expand its business in aviation sector. The Company will also be exploring potential acquisitions in the aviation industry.

The Jet X Aerospace Agreement:

On February 10, 2020, ASI Aviation, Inc. (the “Company”), Jet X Aerospace LLC (“Jet X”) and David S. Carver, Jayson Carver and Demetri Xydas (the “Seller Members”) entered into an asset purchase agreement (the “Agreement”) pursuant to the terms of which the Company has agreed to acquire (the “Acquisition”), subject to certain conditions, substantially all of the assets of Jet X.

This agreement has been extended by mutual consent of the parties IV times, latest being amendment No IV to the business and assets purchase agreement dated July 12, 2021 extending the closing date to December 31, 2021.

There being no further amendment to this agreement to extending the closing date beyond December 31, 2021, this agreement has expired on December 31, 2021. The company is contemplating a new agreement which is under discussion at this time.

The COVID-19 Impact:

Before the global outbreak of the coronavirus disease (“COVID-19”) pandemic hit, the aviation industry had anticipated high passenger volume and aircraft fleet growth over the next decade. Now, however, with the arrival of the COVID-19 pandemic, the aviation industry is suddenly facing a new environment where operating fleet capacities have been drastically reduced and passenger demand has declined precipitously.

According to a report published on October 21, 2021 by the U.S. Government Accountability Office, the COVID-19 pandemic severely affected the aviation and aerospace sectors that depend on commercial passenger travel. As demand for air travel plummeted and remained low throughout 2020, effects cascaded across sectors including U.S. passenger airlines, airports, aviation manufacturers, and repair station operators.

Although airlines experienced a rebound in demand for U.S. leisure travel in 2021, operational challenges crew staffing and concerns about the COVID-19 Delta variant, and now the Omicron variant, have slowed recovery. Forecasts suggest that industry recovery will be uneven as business and international air travel—the most profitable segments—are likely to lag.

We expect these unstable recovery conditions to remain through the third quarter of 2022. The prevailing economic conditions attributable to COVID-19 and its evolving strains have impacted drastically the Company’s ability to raise the debt and/or equity capital needed to make its first target acquisition. This has affected the Company’s plan for growth and expansion and has put a financial strain on the Company. However, the recent broad distribution of corona vaccines is expected to control the spread and intensity of COVID-19 infections and normalize financial conditions affecting the world economy over the next few years.

F-6

ASI AVIATION, INC.

Notes to Financial Statements

For the years ended March 31, 2022 and 2021

Although we expect that, in general, the airline industry will take considerable time to return to pre-COVID business levels, we also expect to see a marked improvement in 2022 as methods of treating COVID-19 and its variants improve and investors’ confidence for investments in airlines and aircraft returns to more normal levels.

Note 2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has limited operating history, has a net loss of $123,776 for the year ended March 31, 2022, a negative working capital of $5,984, cash as of March 31, 2022 of $32,291 and had an accumulated deficit of $484,334 as of March 31, 2022. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows FASB ASC 740, “Income Taxes,” when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Tax years from 2017 through 2021 remain subject to examination by major tax jurisdictions.

F-7

ASI AVIATION, INC.

Notes to Financial Statements

For the years ended March 31, 2022 and 2021

Recent Accounting Pronouncements

In February 2016 FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases.” The amendments in ASU 2018-10 clarify, correct or remove inconsistencies in the guidance provided under ASU 2016-02 related to nineteen specific issues identified. Also, in July 2018, the FASB issued ASU No. 2018-11 “Leases (Topic 842): Targeted Improvement” which now allows entities the option of recognizing the cumulative effect of applying the new standard as an adjustment to the opening balance of retained earnings in the year of adoption while continuing to present all prior periods under previous lease accounting guidance. The effective date and transition requirements for these two ASUs are the same as the effective date and transition requirements as ASU 2016-02. The adoption of ASU 2016-02 did not have a material impact on the financial statements.

Note 4. Loans

On September 21, 2020, the Company entered into a loan agreement with Jet X Aerospace LLC, in the amount of $5,000 with 3% interest per annum payable on or before 4 months from the date of execution of this note. This loan was later extended to and paid on December 21, 2021.

Note 5. Related Party Transactions

On November 11, 2019 in a special meeting of ASI Board of Directors, the Board approved a cash bonus, in amount of $50,000, to the CEO for his services, to be drawn down as and when, he deems appropriate of which all has been drawn. additionally, on September 24, 2020 in a special meeting of ASI Board of Directors, the Board approved a Cash Bonus, in the amount of $50,000 by Dr. Sahay, Chief Executive Officer for his valuable services, to be drawn down as and when, he deems appropriate. As of March 31, 2022, $49,550 of the $50,000 bonus granted on September 24, 2020 has been drawn down and the remaining $450 has been accrued for the CEO received $50,000 bonus as of March 31, 2022.

On November 26, 2019, Company signed a restricted stock unit agreement (vested upon performance threshold) to issue James Silvester 500,000 of restricted stock units. He restricted stock units shall be eligible for vesting under this agreement only upon the achievement of a performance goal set forth in this agreement i.e., which is upon the consummation of the Company’s first acquisition.

Note 6. Common Stock

The holders of the Company’s common stock are entitled to one vote per share of common stock held. During the year ended March 31, 2022 and 2021, 125,000 and 75,000, respectively, of common stock were sold at one dollar per share, for a total amount $125,000 and $75,000, respectively, under a regulation A offering.

F-8

ASI AVIATION, INC.

Notes to Financial Statements

For the years ended March 31, 2022 and 2021

Note 7. Commitments and Contingencies

The Company has entered into agreements with certain employees and contractors. The agreements included various executive employment and consulting agreements.

The Company entered into two executive employment agreements which include a base annual salary of $150,000 and $120,000 for the CEO and James Flynn, an executive respectively. Both are also eligible for up to five performance-based bonuses of $30,000 (for the CEO a total of up to $150,000) and $20,000 (for Mr. Flynn; a total of $100,000). These salaries and bonuses are subject to funding and performance. No amounts were earned or owed under these agreements as of March 31, 2022 and March 31, 2021 excluding the CEO’s $50,000 bonus earned in FY 2022 and FY 2021.

The Company entered into two consulting agreements which include a base hourly rate of $125 for Dr. James L. Silvester, $50 for Dr. L. Carl Jacobsen, no amounts were earned or owed under these agreements as of March 31, 2022 and March 31, 2021.

Effective August 2017, the Company entered into an agreement with independent contractor Nishant Goyal to serve as Director of Business Development in India. The Company has not determined the compensation for this agreement. position as the Company has not generated any revenues from its projects in India yet. No amounts were incurred or owed as of March 31, 2022 and March 31,2021.

On July 21, 2018, the Company entered into an agreement with Willis Kavin Ayieko an independent contractor, to serve as Analyst/Representative in Kenya for researching and advising ASI on aviation related projects developed through his networking and contracts in the aviation community within East Africa. His compensation will consist of 10% commission of the gross earnings received by ASI for any and all projects developed by him or assigned by Mr. Flynn within East Africa. No amounts were incurred or owed as of March 31, 2022 and March 31,2021.

Note 8. Loans

On July 1, 2019, the Company entered into a loan agreement payable with third party for the amount of $10,000 with a 6% interest annum maturing on June 30, 2021. The loan outstanding balance was $10,000 and $10,000 as of March 31, 2022 and 2021, respectively. Subsequent to March 31, 2021, the loan agreement was amended to a maturity date of June 30, 2023.

On December 9, 2021, the Company entered into a loan agreement payable with third party for the amount of $5,000 and was paid on December 30,2021.

On December 1, 2021, the Company entered into a loan agreement payable with third party for the amount of $15,000 with a 5% interest annum maturing on December 1, 2022. The loan outstanding balance was $15,000 as of March 31, 2022.

F-9

ASI AVIATION, INC.

Notes to Financial Statements

For the years ended March 31, 2022 and 2021

Note 9. Income Taxes

The Company files corporate income tax returns in the United States (federal), Virginia and Nevada. The Company is subject to federal, state and local income tax examinations by tax authorities through inception.

The computation of the annual estimated effective tax rate at each period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in various jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known or as the tax environment changes.

For the years ended March 31, 2022 and 2021 the company has recognized income tax expense (benefit) of $0 and $0, respectively, for our estimated federal and state income tax provision including both current and deferred income taxes.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% for the years ended March 31, 2022 and 2021, and State tax rate net of federal benefit of 5.10% and 5.10% for the State of Virginia for the years ended March 31, 2022 and 2021, to income before taxes related to operations in Virginia, and 0.00% related to the operations in Nevada), as follows:

	2022	2021
Computed “expected” tax Benefit	$(126,411)	$(94,106)
Increase in Valuation	126,411	94,106
Actual tax benefit	$-	$-

Due to the effective date of the Tax Act and the rate reduction on our fiscal year, the Company recorded a blended statutory rate for the years ended March 31, 2022 and 2021. The following is a reconciliation of the effective tax rates

	2022	2021
Federal, blended statutory rate	21.0%	21.0%
State, net of federal benefit	5.1%	5.1%
Utilization of net operating losses	0.0%	0.0%
Valuation allowance	-26.1%	-26.1%
Effective income tax rate	0.0%	0.0%

For the year ended March 31, 2022, the Company had approximately $484,334 NOL’s to be carried forward to offset-to-offset future taxable income.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

F-10

Exhibit No.	Description

2.1	Articles of Incorporation (1)
2.2	Bylaws (2)
3.1	Subscription Agreement of Brajnandan B. Sahay dated December 29, 2015 (3)
3.2	Restricted Stock Unit Agreement dated November 26, 2019 by and between ASI Aviation, Inc. and James Silvester (6)
4.1	Form of Regulation A Subscription Agreement (4)
6.1	Reserved
6.2	Executive Employment Agreement with B. B. Sahay, dated January 1, 2016 (4)
6.3	Affidavit of Understanding related to B. B. Sahay Employment Agreement, dated May 31, 2016 (4)
6.4	Executive Employment Agreement with James Flynn, dated January 1, 2016 (4)
6.5	Affidavit of Understanding related to James Flynn Employment Agreement, dated August 31, 2017 (4)
6.6	Revised Offer of Engagement, Chief Executive Officer, with James Silvester, dated December 22, 2017 (4)
6.7	Offer of Engagement, Vice President, Administration, with Dr. Carl Jacobsen, dated March 13, 2016 (4)
6.8	Offer of Engagement, Director of HR, with Danette Penenburgh, dated March 1, 2016 (4)
6.9	Revised Engagement Offer Letter with Nishant Goyal, dated August 1, 2017 (4)
6.10	Affidavit of Understanding related to B. B. Sahay Employment Agreement, dated May 18, 2022 (7)
11.1*	Consent of Friedman LLP

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 of the Company filed with the Securities and Exchange Commission on July 27, 2016.
(2)	Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 of the Company filed with the Securities and Exchange Commission on July 27, 2016.
(3)	Incorporated by reference to Exhibit 3.1 of the Preliminary Offering Circular on Form 1-A of the Company filed with the Securities and Exchange Commission on December 29, 2017
(4)	Incorporated by reference to the indicated Exhibits attached to Amendment No. 1 to the Preliminary Offering Circular on Form 1-A of the Company filed with the Securities and Exchange Commission on February 26, 2018
(5)	Incorporated by reference to Exhibit 9.1 of the Current Report on Form 1-U of the Company filed with the Securities and Exchange Commission on April 7, 2021.
(6)	Incorporated by reference to Exhibit 3.2 of the Annual Report on Form 1-K of the Company filed with the Securities and Exchange Commission on July 7, 2020.
(7)	Incorporated by reference to Exhibit 6.3 of Amendment No. 1 to the Preliminary Offering Statement on Form 1-A of the Company filed with the Securities and Exchange Commission on June 22, 2022

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 23, 2022	ASI Aviation, Inc.

/s/ Brajnandan Sahay
	Name:	Brajnandan Sahay
	Title:	Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brajnandan Sahay	CEO (principal executive officer and principal financial and accounting officer) and sole director	September 23, 2022
Brajnandan Sahay